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                                                                    EXHIBIT 99.1

Contact:

        Steven Koehler                      Michael Mitchell
        Chief Financial Officer             Director of Corporate Communications
        The Medicines Company               The Medicines Company
        (973) 656-1616                      973-656-1616
                                            investor.relations@themedco.com


For Immediate Release:


                THE MEDICINES COMPANY REPORTS THIRD QUARTER 2002
                                FINANCIAL RESULTS

PARSIPPANY, NJ, October 22, 2002 - The Medicines Company (NASDAQ: MDCO) announced today its financial results for the quarter ended September 30, 2002.

Financial highlights for the quarter included:

- Net revenue increased to $9.1 million, compared to $3.5 million for the third quarter 2001, all generated by sales of the company's flagship product, Angiomax. For the first nine months of 2002, net revenue was $24.0 million, compared to $7.4 million for the same period in 2001.

- Net loss attributable to common stockholders decreased to $11.2 million, compared to $11.3 million for the third quarter 2001. For the first nine months of 2002, net loss was $36.0 million, compared to $46.4 million for the same period in 2001.

- Net loss per common share was $0.29, compared to $0.33 per share for the third quarter 2001. For the first nine months of 2002, net loss per share was $0.99, compared to $1.43 per share for the same period in 2001.

Operations highlights for the quarter included:

- Completion of the enrollment and 30-day follow-up phases of the REPLACE-2 clinical trial.

-    Canadian approval of Angiomax for use during coronary angioplasty.

- Several positive Angiomax contemporary registry data presentations by leading interventional cardiology centers at the Transcatheter Cardiovascular Therapeutics (TCT) conference.

Dave Stack, President and CEO of The Medicines Company stated, "Angiomax revenues this summer were sluggish, as a slow season for the entire Cath Lab market affected Angiomax usage and our wholesaler sales. We are encouraged by the continued demand for Angiomax from our accounts that have more experience using the


                                  -continues-
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product. We believe that interventional cardiologists who begin to use the product are expanding their use. The series of registry data sets presented at the recent TCT conference further confirms our belief that Angiomax provides improved efficacy and safety while lowering hospital costs.

Overall, we have kept expenses down and are also comfortable with levels of wholesaler stocking. Our business has been strong in 2002, and we expect to reach the low end of 2002 revenue guidance range, $36 million, at the end of the year."

Mr. Stack added that The Medicines Company is not providing 2003 revenue and earnings guidance at this time because results of the Company's REPLACE-2 clinical trial, which are expected by the end of 2002, are likely to affect forecasts.

There will be a conference call with management today at 5:00 p.m. Eastern Time to discuss these results. To listen in, please dial 800-472-8325 and request The Medicines Company 2002 Third Quarter conference call. If you are calling from outside of the United States, please dial 1-706-679-0816. If you cannot attend the live call, a digital replay will be available through November 6. Please call 800-642-1687 in the U.S. or 1-706-645-9291 internationally and enter passcode 6138137. Additionally, this call is being webcast by CCBN and can be accessed at The Medicines Company's web site (www.themedicinescompany.com).

ABOUT THE MEDICINES COMPANY: The Medicines Company meets the demands of the world's most advanced medical practitioners by developing products that improve specialized care. The Company markets Angiomax(R) (bivalirudin), an anticoagulant approved in the United States and other countries for use in patients undergoing coronary angioplasty procedures. The Medicines Company creates value using its range of clinical and commercial skills to develop products acquired from leading life science innovators.

This press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption "Risk Factors" in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2002 and incorporated herein by reference. These important factors include risks as to the commercial success of Angiomax; how long the Company will be able to operate on its existing capital resources; whether the Company's products (other than Angiomax for its approved indication) will advance in the clinical trials process, the timing of such clinical trials, whether the clinical trial results will warrant continued product development; whether and when, if at all, the Company's products will receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies, and for which indications, and, if such products receive approval, whether they will be successfully marketed; the Company's ability to find a commercial partner, distributor or license in Canada; the Company's history of net losses; the Company's dependence on third parties, including manufacturers, suppliers and collaborators; and the Company's revenues on a limited number of wholesalers to which the Company sells Angiomax, and the fact that sales by such wholesalers to end-users may not be indicative of revenues of the Company. We do not assume any obligation to update any forward-looking statements.



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                           FINANCIAL STATEMENTS FOLLOW

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                              THE MEDICINES COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED


                                                        THREE MONTHS ENDED SEPTEMBER 30,
                                                        -------------------------------
                                                            2002               2001
                                                        ------------       ------------

Revenue                                                 $  9,133,199       $  3,526,234
Operating Expenses
        Cost of revenue                                    2,227,178            564,835
        Research and development                           9,866,139          6,325,575
        Selling, general and administrative                8,467,569          8,732,412
                                                        ------------       ------------
            Total operating expenses                      20,560,886         15,622,822
                                                        ------------       ------------
Loss from operations                                     (11,427,687)       (12,096,588)
     Interest income, net                                    215,927            787,659
     Loss on sale of investments                                  --                 --
                                                        ------------       ------------
Net loss                                                 (11,211,760)       (11,308,929)
                                                        ============       ============
Basic and diluted net loss attributable to
     common stockholders per common share               $      (0.29)      $      (0.33)
                                                        ============       ============
Shares used in computing net loss attributable
     to common stockholders per common share:
         Basic and diluted                                39,161,664         34,502,886
                                                        ============       ============


                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                        ------------------------------
                                                            2002              2001
                                                        ------------      ------------

Revenue                                                 $ 24,004,230      $  7,435,063
Operating Expenses
      Cost of revenue                                      4,959,808         1,216,278
      Research and development                            28,567,263        27,229,728
      Selling, general and administrative                 27,199,457        27,359,289
                                                        ------------      ------------
           Total operating expenses                       60,726,528        55,805,295
                                                        ------------      ------------
Loss from operations                                     (36,722,298)      (48,370,232)
   Interest income, net                                      728,149         2,852,188
   Loss on sale of investments                                    --          (850,000)
                                                        ------------      ------------
Net loss                                                 (35,994,149)      (46,368,044)
                                                        ============      ============
Basic and diluted net loss attributable to common
   stockholders per common share                        $      (0.99)     $      (1.43)
                                                        ============      ============
Shares used in computing net loss attributable to
   common stockholders per common share:
      Basic and diluted                                   36,409,258        32,382,878
                                                        ============      ============


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                              THE MEDICINES COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                    UNAUDITED

                                                          SEPTEMBER 30,    DECEMBER 31,
                                                              2002            2001
                                                          ------------     -----------

ASSETS
Cash, cash equivalents, available for sales securities     $51,739,326     $54,009,376
Accrued interest receivable                                    134,352           6,757
Accounts receivable, net                                     7,258,107       5,346,684
Inventories                                                 17,602,036      16,610,928
Fixed assets, net                                              873,903       1,223,528
Other assets                                                 1,276,045         703,640
                                                           -----------     -----------
    Total Assets                                           $78,883,769     $77,900,913
                                                           ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                        $16,376,693     $16,779,949
Deferred revenue                                             1,427,083              --
Stockholder's equity                                        61,079,993      61,120,964
                                                           -----------     -----------
    Total Liabilities and Stockholders' Equity             $78,883,769     $77,900,913
                                                           ===========     ===========


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